UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On July 19, 2016, Intersil Corporation, a Delaware corporation (“Intersil”), entered into an Amended and Restated Credit Agreement by and among Intersil, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, and certain other lenders (the “Amended Credit Agreement”).  The Amended Credit Agreement amends and restates the senior secured credit facility Intersil entered into on September 1, 2011, which was set to expire on September 1, 2016.

The Amended Credit Agreement provides for a $225 million revolving loan facility.  Amounts repaid under the Amended Credit Agreement may be re-borrowed.  No amounts were drawn on at closing.  The Amended Credit Agreement matures on the fifth anniversary of its closing and is payable in full upon maturity.

The Amended Credit Agreement is secured by a first priority lien and security interest in (a) all equity interests of and intercompany debt of Intersil’s direct and indirect subsidiaries (other than immaterial subsidiaries), except, in the case of foreign subsidiaries, to the extent that such pledge would be prohibited by applicable law or would result in adverse tax consequences, (b) substantially all present and future tangible and intangible assets (other than real property) of Intersil and its direct and indirect subsidiaries (other than immaterial subsidiaries and foreign subsidiaries), and (c) all proceeds and products of the property and assets described in clauses (a) and (b) above.  Intersil’s obligations under the Amended Credit Agreement are guaranteed by Intersil’s direct and indirect wholly-owned subsidiaries (other than immaterial subsidiaries and foreign subsidiaries).

The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default.

The foregoing is a summary of certain provisions of the Amended Credit Agreement, is not intended to be complete, and is qualified in its entirety by reference to the Amended Credit Agreement, attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this report is incorporated by reference in its entirety.

Item 9.01	Item 9.01
(d)	Exhibits
10.1

Amended and Restated Credit Agreement, dated July 19, 2016, by and among Intersil Corporation, as the Borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lender parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION
Date:	July 20, 2016	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

Amended and Restated Credit Agreement, dated July 19, 2016, by and among Intersil Corporation, as the Borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lender parties.